SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) August 14, 2001


                           ARAHOVA COMMUNICATIONS,INC
             (Exact name of registrant as specified in its charter)




        Delaware                     0-16899                  25-1844576
    (State or other           (Commission File Number)      (IRS Employer
    jurisdiction of                                       Identification No.)
    incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830




Item 5.  Other Events.


In connection with the closing of the April 14, 2000 credit facility, Adelphia contributed cable systems serving approximately 460,000 subscribers to Arahova (the "April 2000 Contribution"). Arahova recorded the contribution of these cable systems and related assets and liabilities at historical cost.

On January 3, 2001, Arahova and certain subsidiaries of Adelphia closed on a short term secured revolving credit facility. In connection with the closing of the January 3, 2001 credit facility, Adelphia contributed cable systems serving approximately 352,000 subscribers to Arahova (the "January 2001 Contribution"), of which approximately 131,000 subscribers were acquired by Adelphia in the January 1, 2001 Comcast cable systems exchange. Arahova recorded the contribution of these cable systems and related assets and liabilities at historical cost.

Subsequent to the issuance of Arahova's December 31, 2000 consolidated financial statements, management determined that because the cable systems contributed constituted businesses contained within separate legal entities, the April 2000 Contribution and the January 2001 Contribution should be reported in the consolidated financial statements as a change in reporting entity. As a result, the consolidated financial statements as of and for the year ended December 31, 2000 and as of and for the three months ended December 31, 1999 have been restated to reflect the April 2000 Contribution and recast to reflect the January 2001 Contribution for periods that the contributed systems and Arahova were under the common control of Adelphia.

The Company is filing herewith a revised Item 8 of Part II of the December 31, 2000 Form 10-K and will also be filing an amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. A copy of the revised Item 8 of Part II of the December 31, 2000 Form 10-K is incorporated by reference herein, and attached to this Form 8-K and filed herewith under Item 7 as Exhibit 99.01.


Item 7.  Financial Statements and Exhibits

Exhibit No.                             Description

99.01 Revised Item 8 of Part II of the December 31, 2000 Form 10-K (Filed Herewith).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2001              ADELPHIA COMMUNICATIONS CORPORATION
                                              (Registrant)

                                   By:   /s/ Timothy J. Rigas
                                         Timothy J. Rigas
                                         Executive Vice President, Treasurer
                                         and Chief Financial Officer




                                  EXHIBIT INDEX

Exhibit No.                             Description

99.01 Revised Item 8 of Part II of the December 31, 2000 Form 10-K (Filed Herewith).